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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            EMC INSURANCE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[EMC INSURANCE GROUP INC. LETTERHEAD]

                                 April 16, 2004

Dear Stockholder:

      I am pleased to extend to you my personal invitation to attend the 2004 Annual Meeting of Stockholders of EMC Insurance Group Inc. on May 21, 2004, at 10:00 a.m., at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309.

      The accompanying Notice of Annual Meeting and Proxy Statement contains a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's 2003 performance and its plans for 2004. Certain members of the Company's Board of Directors and Officers of the Company, as well as representatives of Ernst & Young LLP, the Company's independent auditors, will be available to answer questions you may have.

      While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure that your shares are represented. I urge you, therefore, to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.
                                         Sincerely,

                                         /s/ BRUCE G. KELLEY
                                         Bruce G. Kelley
                                         President and CEO

                            EMC INSURANCE GROUP INC.

                                   NOTICE OF
                      2004 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2004

TO THE STOCKHOLDERS OF EMC INSURANCE GROUP INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of EMC Insurance Group Inc. (the "Company"), an Iowa corporation, will be held on Friday, May 21, 2004 at 10:00 a.m. local time, at Employers Mutual Casualty Company's office, 700 Walnut Street, Des Moines, Iowa, for the following purposes:

     1. To elect a Board of Directors;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year;

     3. To approve Restated Articles of Incorporation which will consolidate all prior amendments to the Company's current Articles of Incorporation, and which will amend the Company's current Articles of Incorporation to provide for a range in the number of directors which may serve on the Board of Directors of the Company, eliminate the ability to establish classes of directors, and amend the provisions limiting the personal liability of directors and providing indemnification of the directors to the extent permitted by Iowa law; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each share of the Company's common stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 2, 2004 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed.

     April 16, 2004

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      DONALD D. KLEMME, Secretary

PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            EMC INSURANCE GROUP INC.
                              717 MULBERRY STREET
                             DES MOINES, IOWA 50309

                                PROXY STATEMENT
                      2004 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2004

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc. (the "Company") of proxies from the holders of the Company's $1.00 par value common stock (the "Common Stock") for use at the 2004 Annual Meeting of Stockholders to be held on May 21, 2004, and at any adjournment thereof (the "Annual Meeting").

     The Company's 2003 Annual Report to Stockholders was sent to the Company's stockholders on or about April 6, 2004. This proxy statement, along with the accompanying form of proxy, was sent to the Company's stockholders on or about April 16, 2004.

     The accompanying proxy may be revoked by the person giving it at any time before it is voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company ("Employers Mutual") and their subsidiaries. The cost of solicitation, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

                               VOTING SECURITIES

     All stockholders of record of the Common Stock at the close of business on April 2, 2004 are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2004, there were 11,548,083 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the outstanding shares entitled to vote is represented at the Annual Meeting. If a quorum exists, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election and action on other matters, including appointment of auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Votes withheld for any director, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as votes cast with respect to any matter submitted to the stockholders for a vote and will not affect the outcome of any matter.

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect a board of eight directors to serve for terms extending until the 2005 Annual Meeting and until their respective successors are duly elected and qualified. Proxies in the accompanying form which are received by management of the Company in response to this solicitation will, unless contrary instructions are given therein, be voted in favor of the eight nominees for director listed in the table below. The Board of Directors of the Company has no reason to believe that any of such nominees may not be available to serve or will not serve as a director if elected; however, if any nominee is not so available at the time of the election, the proxies may be voted in the discretion of the persons named therein for the election of a substitute nominee. Elwin H. Creese, who served on the Board of Directors during 2003, will be retiring from the Board of Directors as a result of reaching the age limitation set forth in the Company's By-laws. His retirement will be effective upon the conclusion of the Annual Meeting.

     The table below contains certain information with respect to the Board of Directors' nominees for election as directors.

                                              DIRECTOR
NAME                                    AGE    SINCE           POSITION WITH THE COMPANY
----                                    ---   --------         -------------------------
Margaret A. Ball......................  66        --     Director
George C. Carpenter III...............  76      1981     Director
David J. Fisher.......................  67      1985     Director
Bruce G. Kelley.......................  50      1991     President, Chief Executive Officer and
                                                         Director
George W. Kochheiser..................  78      1974     Chairman of the Board
Raymond A. Michel.....................  78      1981     Director
Fredrick A. Schiek....................  69      1994     Director
Joanne L. Stockdale...................  57        --     Director

     Margaret A. Ball was Senior Vice President of Underwriting of the Company and of Employers Mutual from 1997 until her retirement on January 1, 2001. She was a Vice President of Employers Mutual from 1983 until 1997. Ms. Ball has served as a director of Hamilton Mutual Insurance Company, an affiliate of Employers Mutual, since 2002. Ms. Ball was employed by Employers Mutual from 1971 to 2001.

     George C. Carpenter III was Executive Director of Iowa Public Television from November 1985 until his retirement in 1993. Prior to that he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications. He was employed by WHO Broadcasting Company for 20 years.

     David J. Fisher has been Chairman of the Board and President of Onthank Company, a Des Moines based wholesale distributor of floor, window and wall covering products, since 1978 and has been employed by that firm since 1962.

     Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001. He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991. Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984.

     George W. Kochheiser has been Chairman of the Board of the Company since 1994, and was President and Chief Operating Officer of the Company and of Employers Mutual from 1982 until his retirement in 1991. Mr. Kochheiser also serves as a director of Employers Mutual and was an employee of that company from 1949 to 1991.

     Raymond A. Michel is a member of the Board of Directors of Koss Construction Company, a highway and airport construction firm, and was its Chairman and Chief Executive Officer from 1972 until his retirement in 1989. He has been affiliated with that company in one capacity or another since 1955.

     Fredrick A. Schiek was Executive Vice President and Chief Operating Officer of the Company and of Employers Mutual from 1992 until his retirement on March 1, 2001. He was Vice President of Employers Mutual from 1983 until 1992 and has served as a director of Employers Mutual since 1998. Mr. Schiek was employed by Employers Mutual from 1959 to 2001.

     Joanne L. Stockdale has been President/owner of Northern Iowa Die Casting, Inc. since 1983. Ms. Stockdale, who is a CPA, also serves on the Iowa Strategy 2010 Committee.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2003, the Board of Directors of the Company held four regular meetings. In 2003, each member of the Board of Directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which they served. All of the members of the Board of Directors attended the Company's 2003 annual meeting and the Company expects all of the members of the Board of Directors to attend this year's Annual Meeting. The Board has determined that Messrs. Creese, Fisher, Carpenter, and Michel are independent directors as defined by the rules of the National Association of Securities Dealers, Inc. ("NASD").

     The Board of Directors of the Company has four standing committees: the Executive Committee, the Audit Committee, the Inter-Company Committee, and the Nominating Committee. The Board of Directors of the Company does not have a compensation committee. As the officers of the Company are employees of Employers Mutual, the functions of the compensation committee are carried out by the Employers Mutual Board of Directors or one of its committees.

     The Executive Committee members are Bruce G. Kelley, Fredrick A. Schiek and George W. Kochheiser. This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company's By-laws, require action by the Board of Directors; these include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company's By-laws. The Executive Committee did not meet during the year ended December 31, 2003.

     The members of the Audit Committee are George C. Carpenter III, David J. Fisher and E. H. Creese, who replaced Raymond A. Michel at the Company's Annual Meeting of 2003. Each member of the Audit Committee is "independent" as such term is defined in the NASD rules, and Rule 10A-3 of the Securities and Exchange Commission promulgated under the Securities and Exchange Act of 1934, as amended. The Board of Directors has determined that Messrs. Creese and Fisher qualify and are designated as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The functions performed by this Committee are detailed in the Audit Committee Charter, attached as Appendix A. Their duties are to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. The Audit Committee held ten meetings in 2003.

     The Inter-Company Committee was established in June 1984 by mutual agreement of the Boards of Directors of the Company and Employers Mutual. The members of the Inter-Company Committee are George C. Carpenter III, David J. Fisher and Raymond A. Michel. Employers Mutual is represented on the Inter-Company Committee by three members of its Board of Directors. The primary responsibility of the Inter-Company Committee is to review all major transactions between the two entities and ensure those transactions are equitable. The Inter-Company Committee did not meet during the year ended December 31, 2003.

     The Board of Directors, by resolution adopted by unanimous written consent effective February 18, 2004, established the Nominating Committee. The purpose of the Nominating Committee is to help ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to the stockholders of the Company. To accomplish this purpose, the Nominating Committee shall (a) assist the Board of Directors in assessing its membership needs, (b) identify individuals qualified to become members of the Board of Directors and (c) make recommendations regarding potential director candidates to the Board of Directors. An invitation to join the Board of Directors will be extended by the Chairman of the Board of Directors, on behalf of the Board of Directors, and by the Chairman of the Nominating Committee, on behalf of such Committee. The Nominating Committee will have a Chairman and a minimum of two (2) other directors, all of whom shall be appointed by the Board of Directors. Each member of the Nominating Committee shall be independent from the Company under applicable standards for director independence of the Securities and Exchange Commission and NASD. Committee members shall serve at the pleasure of the Board of Directors for such term or terms as the Board of Directors may determine, and may be replaced by the Board of Directors at any time, with or without cause. The members of the Nominating Committee are George C. Carpenter III, David J. Fisher, and Raymond A. Michel.

     Criteria for the nominations as a director and the process of consideration of director candidates recommended by stockholders are set forth in the Nominating Committee Charter, which is located on the Company's website at www.EMCInsurance.com. The recommendation of Ms. Ball and Ms. Stockdale as new members of the Board of Directors was received from the Company's Chief Executive Officer and was approved by the Nominating Committee and the Board of Directors. All of the other director nominees currently serve on the Board of Directors.

DIRECTORS' COMPENSATION

     In 2003, each member of the Company's Board of Directors who was not an officer or employee of the Company was paid $1,200 for each board meeting or committee meeting attended, plus expenses, and a $9,000 annual fee payable irrespective of attendance at meetings. In addition, any non-employee director serving as a Committee chair was paid a $3,000 annual fee. Non-employee directors of the Company are also eligible to participate in Employers Mutual's Non-Employee Director Stock Purchase Plan. Under this Plan, directors are granted an option to purchase Common Stock in an amount up to 100 percent of their annual fee at an option price equal to 75 percent of the fair market value of the Common Stock on the option exercise date. During 2003, none of the Company's directors participated in this Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the only entity known to the Company which owns beneficially more than five (5) percent of the Company's Common Stock:

                                                                        AMOUNT AND NATURE
TITLE OF                          NAME AND ADDRESS                        OF BENEFICIAL      PERCENT
 CLASS                          OF BENEFICIAL OWNER                         OWNERSHIP        OF CLASS
--------      --------------------------------------------------------  -----------------    --------
Common        Employers Mutual Casualty Company.......................     9,331,582(1)       80.8%
              717 Mulberry Street
              Des Moines, Iowa 50309

---------------

(1) On April 2, 2004, Employers Mutual owned 80.8% of the outstanding Common Stock of the Company. Employers Mutual intends to retain ownership of a majority of the Company's Common Stock in the foreseeable future. This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will give it the right to elect all of the directors of the Company. The Company's operations are interrelated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual. The Company does not anticipate any disruptions in this relationship.

     The Company is a "controlled company" as defined by the rules of the NASD. The basis for this determination is that Employers Mutual has 80.8% ownership of the Common Stock of the Company and its intentions are to maintain at a minimum the majority ownership for the foreseeable future.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following information is furnished as to the Common Stock of the Company owned beneficially as of April 2, 2004, by each of the Company's directors, director nominees and named executive officers individually and the directors and executive officers of the Company as a group. The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the Securities and Exchange Commission regarding such ownership.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
NAME                                                            OWNERSHIP (1)     OF CLASS
----                                                          -----------------   --------
George C. Carpenter III.....................................         5,490            *
Margaret A. Ball............................................         2,005            *
Raymond W. Davis............................................        16,709(2)         *
David J. Fisher.............................................         1,876            *
Ronald W. Jean..............................................        23,564(3)         *
Bruce G. Kelley.............................................       150,454(4)       1.3%
George W. Kochheiser........................................        55,000            *
Raymond A. Michel...........................................         5,000            *
William A. Murray...........................................        27,920(5)         *
David O. Narigon............................................        16,350(6)         *
Fredrick A. Schiek..........................................        12,765            *
Joanne Stockdale............................................            --            *
All Directors and Executive Officers as a Group (16 persons,
  including those listed above).............................       360,984          3.1%

---------------

* Less than one percent

(1) All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2) Raymond W. Davis directly owns 13,109 shares of Common Stock and has presently exercisable options to purchase 3,600 shares, which shares are included in the table.

(3) Ronald W. Jean directly owns 11,395 shares of Common Stock and has presently exercisable options to purchase 12,169 shares, which shares are included in the table.

(4) Bruce G. Kelley owns 89,656 shares of Common Stock directly and 26,198 shares indirectly. Of the 26,198 shares indirectly owned, 1,500 are owned by his spouse and 24,698 are owned by his children. In addition, he owns presently exercisable options to purchase 34,600 shares, which shares are included in the table.

(5) William A. Murray directly owns 9,410 shares of Common Stock and has presently exercisable options to purchase 18,510 shares, which shares are included in the table.

(6) David O. Narigon directly owns 15,550 shares of Common Stock and has presently exercisable options to purchase 800 shares, which shares are included in the table.

                           COMPENSATION OF MANAGEMENT

     The Company has no employees of its own and, consequently, has no payroll, no employee benefit plans and no compensation committee of its Board of Directors. Approximately 15 employees of Employers Mutual devote a portion of their time performing administrative duties for the Company.

     The Company's four property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company, Farm and City Insurance Company and Illinois EMCASCO Insurance Company) and two subsidiaries and an affiliate of Employers Mutual, are parties to reinsurance pooling agreements with Employers Mutual (collectively, the "Pooling Agreement"). The compensation of Employers Mutual's employees during 2003 was shared by the Company's property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement. The compensation paid to the employees of Employers Mutual who perform duties for EMC Reinsurance Company and EMC Underwriters, LLC, the other two subsidiaries of the Company, is not allocated to the Pooling Agreement and is charged directly to those subsidiaries.

     The aggregate participation of the Company's property and casualty insurance subsidiaries in the Pooling Agreement during 2003 was 23.5% and this percentage represents the portion of the compensation expenses described below which were allocated to the Company during the year.

     The compensation of the executive officers of Employers Mutual is initially determined by a Senior Executive Compensation and Stock Option Committee composed of six members of its Board of Directors, with subsequent approval by its full Board of Directors. As previously stated, the Company is a controlled company of Employers Mutual and all compensation and benefit matters are mandated by this relationship.

     The following table sets forth information with respect to compensation paid by Employers Mutual to its Chief Executive Officer and the other four most highly compensated executive officers serving as such on December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION(1)
                                 ---------------------------------------   SECURITIES
                                                            OTHER ANNUAL   UNDERLYING    ALL OTHER
NAME AND                                SALARY     BONUS    COMPENSATION    OPTIONS     COMPENSATION
PRINCIPAL POSITION               YEAR     ($)       ($)        ($)(2)        (#)(3)        ($)(4)
------------------               ----   -------   -------   ------------   ----------   ------------
Bruce G. Kelley................  2003   507,962   302,890          --         5,000        52,216
President & CEO                  2002   452,388   391,004          --         4,000        30,136
                                 2001   426,782        --          --            --         5,730

Ronald W. Jean.................  2003   267,658   147,151          --         5,000        30,425
Executive Vice President         2002   240,634   191,799          --        10,000        18,647
for Corporate Development        2001   219,813        --          --            --         6,066

William A. Murray..............  2003   266,463   146,494          --         5,000        26,794
Executive Vice                   2002   239,475   190,874      66,852        10,000        20,078
President & COO                  2001   211,104        --          --         8,200         6,906
Raymond W. Davis...............  2003   200,704   101,260          --         1,000        24,257
Sr. Vice President & Treasurer   2002   173,943   127,118          --         2,000        12,244
                                 2001   164,263        --          --            --         6,196
David O. Narigon...............  2003   189,347    95,526          --         1,000        22,938
Sr. Vice President               2002   169,772   123,980          --            --         5,793
                                 2001   160,175        --          --            --         5,272

---------------

(1) Compensation deferred at election of executive includable in category and year earned.

(2) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission. The $66,852 paid to Mr. Murray in 2002 was for reimbursement for relocation costs.

(3) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(4) The amounts shown for all other compensation include employer matching contributions to the Employers Mutual Casualty Company 401(k) Savings Plan (the "401(k) Plan"), employer matching contributions to the Employers Mutual Casualty Company Executive Non Qualified Excess Plan, a recognition payment for professional education designation awards and excess group life insurance premiums. During 2003, contributions to the 401(k) Plan and the Executive Non Qualified Excess Plan on behalf of each of Messrs. Kelley, Jean, Murray, Davis and Narigon were $51,322, $29,115, $24,390, $22,504 and
    $22,054, respectively. Excess life insurance premiums paid during 2003 on behalf of Messrs. Kelley, Jean, Murray, Davis and Narigon were $894, $1,310, $2,404, $1,753 and $884, respectively.

STOCK OPTIONS

     The following table sets forth details regarding stock options granted to the named executive officers during 2003. In addition, the table shows the hypothetical gain, or "option spread", that would exist for the respective options based on assumed rates of annual compound stock appreciation of five and ten percent over the full term of the options. Employers Mutual grants the stock options which are utilized to purchase the Common Stock of the Company. Upon the exercise of these options, Employers Mutual pays to the Company the spread between the fair market value and the exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUES BASED ON
                                                                                       ASSUMED RATES OF
                                       NUMBER OF    % OF                                 STOCK PRICE
                                        OPTIONS     TOTAL    EXERCISE                  APPRECIATION(2)
                                        GRANTED    OPTIONS    PRICE     EXPIRATION   --------------------
NAME                                    (#)(1)     GRANTED    ($/SH)       DATE       5% ($)     10% ($)
----                                   ---------   -------   --------   ----------   --------   ---------
Bruce G. Kelley......................    5,000       4.4      16.88       2/7/13      53,078     134,511
Ronald W. Jean.......................    5,000       4.4      16.88       2/7/13      53,078     134,511
William A. Murray....................    5,000       4.4      16.88       2/7/13      53,078     134,511
Raymond W. Davis.....................    1,000       0.9      16.88       2/7/13      10,615      26,902
David O. Narigon.....................    1,000       0.9      16.88       2/7/13      10,615      26,902

---------------

(1) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(2) The potential realizable values indicated are based on the assumption that the stock price appreciates at the annual rate shown from the date of grant until the expiration date. These numbers do not reflect the historical increase in the price of the stock and do not represent the Company's estimate of future appreciation in the stock price.

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during 2003, the realized gains from those exercises, the number of unexercised options held as of December 31, 2003, and the amount of unrealized gains attributed to them on that date.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                                          NUMBER OF        UNEXERCISED
                                                                         UNEXERCISED       IN-THE-MONEY
                                                                         OPTIONS AT         OPTIONS AT
                                              SHARES         VALUE       YEAR-END(#)       YEAR END($)
                                           ACQUIRED ON      REALIZED    EXERCISABLE/       EXERCISABLE/
NAME                                       EXERCISE(#)       ($)(1)     UNEXERCISABLE    UNEXERCISABLE(2)
----                                      --------------    --------    -------------    ----------------
Bruce G. Kelley.......................        34,000        321,555     42,800/8,200     444,527/30,413
Ronald W. Jean........................         2,090         21,067      8,969/20,200     81,311/128,966
William A. Murray.....................         3,004         28,990     19,476/25,220    187,437/177,854
Raymond W. Davis......................         2,900         26,759      3,000/5,400      26,812/42,101
David O. Narigon......................            --             --      7,600/4,800      70,716/41,519

---------------

(1) Value realized is the fair market value on the date(s) of exercise less the exercise price(s).

(2) The value of unexercised options is calculated by subtracting the exercise price(s) from the fair market value of the stock at year-end. The year-end fair market value was $21.14 per share.

RETIREMENT PLANS

     The following table reflects the estimated annual retirement benefit that will be available to the executives named in the Summary Compensation Table. It assumes that all retirement plans remain in effect as they are currently structured and a normal retirement age of 65. The assumed annual earnings is an average of the five consecutive pay years out of all pay years, which give the highest average. The assumed annual earnings shown have been computed to reflect a range adequate to cover the current salaries of the named executives with provision for reasonable increases in future compensation.

                                                     YEARS OF SERVICE AT NORMAL RETIREMENT DATE
                                             -----------------------------------------------------------
ASSUMED ANNUAL EARNINGS                         15               20               25               30
-----------------------                         --               --               --               --
      $250,000...........................    $ 69,525         $ 93,705         $115,870         $139,050
       300,000...........................      84,525          112,706          140,869          169,050
       350,000...........................      99,525          132,707          165,868          199,050
       400,000...........................     114,525          152,708          190,867          229,050
       450,000...........................     129,525          172,709          215,866          259,050
       500,000...........................     144,525          192,710          240,865          289,050
       550,000...........................     159,525          212,711          265,864          319,050
       600,000...........................     174,525          232,712          290,863          349,050
       650,000...........................     189,525          252,713          315,862          379,050
       700,000...........................     204,525          272,714          340,861          409,050
       750,000...........................     219,525          292,715          365,860          439,050
       800,000...........................     234,525          312,716          390,859          469,050
       850,000...........................     249,525          332,717          415,858          499,050
       900,000...........................     264,525          352,718          440,857          529,050
       950,000...........................     279,525          372,719          465,856          559,050
     1,000,000...........................     294,525          392,720          490,855          589,050
     1,050,000...........................     309,525          412,721          515,854          619,050

     The Employers Mutual Casualty Company Retirement Plan (the "Pension Plan") covers all employees of Employers Mutual and its subsidiaries. Within the pension plan there are two formulas for arriving at an employee's benefit, depending on their age and date of employment.

     Employees employed prior to January 1, 1989 and who were 50 years old, or older, on January 1, 2000 will continue to have their benefits calculated under a traditional defined benefit formula. This formula is based on years of service, the highest average pay for five consecutive years and the employee's age at the time of retirement. Retirement benefits for all other employees will be determined under a cash balance formula.

     The formula for determining the benefits earned under the cash balance formula is similar to that of a defined contribution plan. The formula is based on a combination of covered compensation and interest paid on a participant's accumulated account balance. Each year a participant's account is credited with
(1) a defined percentage of their covered compensation for the year and (2) interest on the prior year-end account balance at the 30 year treasury rate, until Congress enacts a new interest rate. The participant's account balance is defined annually based on these factors without regard to the actual investment performance of the pension plan's assets.

     Employers Mutual also sponsors a defined contribution plan, the 401(k) Plan. This plan is available to all employees of Employers Mutual and its subsidiaries. Under the 401(k) Plan, Employers Mutual matches 50 percent of the first six percent of covered compensation that an employee defers. With the exception of the highly compensated group, the employee participants can make tax qualified deferrals of up to 50 percent of their covered compensation to this plan. Beginning in 2001 a new plan, the Executive Non Qualified Excess Plan (ENQEP), was created for the highly compensated group who were limited in their 401(k) deferral percentage. This plan allows the highly compensated to defer up to 25% of their salary between the 401(k) Plan and the ENQEP. Employers Mutual matches 100 percent of the first five percent of covered compensation under the ENQEP.

     In addition to the ENQEP, Employers Mutual has two other non-qualified supplemental retirement plans, the Excess Retirement Benefit Agreement and the Supplemental Executive Retirement Plan. These plans restore retirement benefits to those employees who are prevented from receiving full benefits from the Pension Plan because of their deferral of bonus income and the restrictions imposed on the amount of covered compensation that can be credited to, and the maximum benefits that can be received from, qualified pension plans. These three plans are unfunded and any payments made to participants will be from the general accounts of Employers Mutual.

     All of the individuals named in the Summary Compensation Table are participants in each of these plans. For retirement benefit purposes, during 2003 the number of full years of service accrued and the compensation for Messrs. Kelley, Jean, Murray, Davis, and Narigon were 18 and $902,443, 24 and $462,471, 18 and $365,970, 24 and $329,575, and 21 and $321,235, respectively.
For 2003, pursuant to the requirements of the Internal Revenue Code, as amended, compensation credited under the qualified Pension Plan and the 401(k) Plan was limited to $200,000.

                         EXECUTIVE COMPENSATION REPORT

     The compensation of the executive officers of Employers Mutual is initially determined by the Senior Executive Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors of Employers Mutual, with subsequent approval by its full Board of Directors.

COMPENSATION PHILOSOPHY

     The general intent of Employers Mutual is to provide an executive compensation structure that will allow for a level of compensation that is competitive within the insurance industry and, more particularly, with a peer group of companies within the property and casualty insurance industry. That peer group, some of which are included in the industry index used in the performance graph appearing later in this report, is comprised of companies which are similar in size, have comparable insurance products and which have been identified as the competition with respect to such things as the quality of the products and services provided, and which tend to compete in the same targeted markets as does Employers Mutual. It is also the intention of Employers Mutual to provide a level of compensation that will allow it to attract and retain highly qualified, motivated executives who will enhance the ability of Employers Mutual to continue its long history of steady growth and financial strength.

EXECUTIVE COMPENSATION COMPONENTS

     The compensation of Employers Mutual executives is determined primarily through the use of three major components in its compensation structure. Each of those components is designed to achieve a particular result and to allow for measurement of individual and collective executive performance.

     The basic component of executive compensation is base salary. On an annual basis, the Compensation Committee reviews the salary of each individual executive officer, using as a guideline the average base pay of other industry and peer company executives with like positions, and with strong reliance upon the Chief Executive Officer's report on the overall performance and progress of each executive during the past year.

     The executives also have an incentive bonus program based upon the overall performance of Employers Mutual and its subsidiaries. The bonus program measures performance based on production increases compared to goal, the amount of increase in statutory surplus and the statutory combined loss and expense ratio of Employers Mutual and its insurance subsidiaries compared to goal and to the industry. The Compensation Committee reviews the bonus program on an annual basis and makes changes to it if and when such changes are deemed to be appropriate.

     Employers Mutual has also made available a long-term incentive compensation opportunity for its senior executives through the use of incentive stock option grants. The Common Stock of the Company is utilized for those grants. Because of the Pooling Agreement that Employers Mutual has with two of its subsidiaries, an affiliate and four subsidiaries of the Company, the Compensation Committee believes that superior performance by the senior executives of Employers Mutual will have a significant impact on the performance of the Common Stock of the Company, thereby providing long-term appreciation in the value of the options held by the executives. The Compensation Committee has formal guidelines for granting stock options to eligible executives. Those guidelines provide for base option award ranges for executives based upon their level of authority and responsibility and also provide for the granting of discretionary option awards to executives based upon such factors as individual performance, attainment of agreed goals and objectives and other contributions to overall results.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For 2003, the Compensation Committee recommended that the base salary of Bruce G. Kelley, Chief Executive Officer, be increased to $509,916, an increase of 12.3 percent over the base salary paid him during 2002. The Compensation Committee arrived at that figure as an appropriate salary for the position based upon a salary range imputed from surveys of base salaries being paid to Chief Executive Officers of peer group companies. The full Board of Directors of Employers Mutual approved the salary recommendation.

     Awards under the incentive bonus program are based upon a number of factors for Employers Mutual and its property and casualty insurance subsidiaries, as described above. The Compensation Committee recommended that Mr. Kelley be paid a bonus of $302,941 for the 2003 performance of Employers Mutual and the Company. The full Board of Directors of Employers Mutual approved this recommendation. Mr. Kelley's bonus will be paid in two installments during 2004.

     The members of the Senior Executive Compensation and Stock Option Committee of Employers Mutual are as follows:

                                          Blaine A. Briggs -- Chairman
                                          Thomas W. Booth
                                          John C. Burgeson
                                          Gale L. Griffin
                                          Lanning Macfarland, Jr.
                                          Philip T. Van Ekeren

                             AUDIT COMMITTEE REPORT

     As reported earlier, the Audit Committee of the Board of Directors is composed of three members. All members of the Audit Committee are independent and do not have a relationship with the Company which would interfere with the exercise of their judgment in carrying out their responsibilities. The Audit Committee's responsibilities are described in a written charter initially adopted by the Board of Directors on May 25, 2000, with modifications to such charter being approved by the Board by unanimous written consent resolution effective April 5, 2004. A copy of the Audit Committee's written charter may be obtained on the Company's website at www.EMCInsurance.com and is also reflected as Appendix A.

     Management is responsible for the internal controls and financial reporting processes of the Company. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company's stockholders and Board of Directors on the results of this audit. The Committee's responsibility is to monitor and oversee these processes.

     At each of its ten meetings during calendar year 2003, the Committee met and held discussions with management and Ernst & Young, independent auditors for the Company. Two of these meetings included sessions at which management was not present. The Committee discussed with Ernst & Young the results of its examination of the consolidated financial statements, its evaluation of the Company's financial reporting controls, and its assessment of the overall quality of the Company's financial reporting controls. Management represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed the consolidated financial statements with management and Ernst & Young. The Committee also discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) issued by and as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed with Ernst & Young that firm's independence. The Committee determined that the non-audit services provided by Ernst & Young during the 2003 calendar year are compatible with maintaining their independence.

     Based on the Committee's discussions with management and Ernst & Young, the Committee's review of the representations of management, and the report of Ernst & Young to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2003. The Committee also has recommended for stockholder approval the retention of Ernst & Young as independent auditors for calendar year 2004.

                                          AUDIT COMMITTEE
                                          David J. Fisher, Chairman
                                          George C. Carpenter III
                                          E. H. Creese

AUDIT FEES

     The aggregate fees paid to Ernst & Young by the Company for the performance of the audit and the review of the Company's financial statements during 2003 and 2002 were $142,127 and $123,849, respectively.

AUDIT RELATED FEES

     During 2003, the Company paid to Ernst & Young $27,979 for consultation services relating to the Sarbanes-Oxley Act of 2002 and had no audit related fees for 2002.

TAX FEES

     The Company paid to Ernst & Young during 2003 and 2002 $18,426 and $19,463, respectively, for tax compliance services.

ALL OTHER FEES

     The Company paid to Ernst & Young during 2003 and 2002 $6,057 and $20,614, respectively, for other related services.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock to the NASDAQ Total Return Index for U.S. companies and a published Industry Index, which is the Media General Industry Group 432, over a five-year period beginning December 31, 1998 and ending December 31, 2003. The total stockholder return assumes $100.00 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Market Index and the Industry Index. It also assumes reinvestment of all dividends for the period.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
              AMONG EMC INSURANCE GROUP INC., NASDAQ MARKET INDEX
                               AND INDUSTRY INDEX

                              [PERFORMANCE GRAPH]

                                            1998      1999     2000     2001     2002     2003
                                           -------   ------   ------   ------   ------   ------
EMC INSURANCE GROUP INC. ................  $100.00    75.73   104.08   159.25   171.65   209.58
INDUSTRY INDEX...........................  $100.00   111.19   152.65   130.55   103.59   126.96
NASDAQ MARKET INDEX......................  $100.00   176.37   110.86    88.37    61.64    92.68

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The operations of the Company are directly interrelated with the operations of Employers Mutual. Because of this operational relationship, there are a number of transactions between the two companies and their subsidiary companies that occur on an ongoing basis. For a discussion of those transactions, see the "Notes to Consolidated Financial Statements" in the Company's 2003 Annual Report to Stockholders.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP (E&Y) audited the financial statements of the Company for the year ended December 31, 2003. The Board of Directors has selected E&Y as auditors for the fiscal year ending December 31, 2004 and the stockholders are asked to ratify that selection. During 2003, in connection with its audit function, E&Y provided services to the Company which included the examination of the annual consolidated financial statements, assistance with requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and consultation regarding various financial and accounting matters.

     A representative of E&Y will be present at the Annual Meeting, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

                 APPROVAL OF RESTATED ARTICLES OF INCORPORATION

     The Company is presently governed by Articles of Incorporation which have been the subject of numerous amendments (collectively, the "Current Articles"). The Company proposes to restate the Current Articles and to include additional amendments. The Restated Articles of Incorporation attached as Appendix B to the Proxy Statement (the "Restated Articles") were adopted by the Board of Directors by a unanimous written consent resolution effective April 5, 2004 and will become effective if approved by the stockholders of the Company at the Annual Meeting and upon filing with the Iowa Secretary of State. In addition to the consolidation of all prior amendments, the following is a description of the amendments proposed to be effected by the Restated Articles.

     CHANGE IN NUMBER OF DIRECTORS AUTHORIZED BY THE CURRENT ARTICLES TO ESTABLISH A RANGE FOR THE NUMBER OF AUTHORIZED DIRECTORS. Article IV of the Current Articles provides that the Board of Directors shall consist of five members. The proposed amendment provided in Article VII of the Restated Articles would increase this number and allow the number of directors serving on the Board of Directors of the Company to be within a range of not less than five nor more than twelve members, with the actual number of members to be set forth in, or determined in accordance with the procedures prescribed in, the Bylaws of the Company.

     ELIMINATION OF CLASSIFICATION OF DIRECTORS TO SERVE FOR STAGGERED TERMS.
Article IX of the Current Articles provides that the directors may be divided into two or three classes with the term of the office of the directors of each class expiring after a term of years equal to the number of classes. The Company has never implemented this classification of the Board of Directors and has submitted the names of all directors for election each year. The Company proposes to eliminate this classification provision in the Restated Articles.

     PERSONAL LIABILITY OF DIRECTORS. Article VIII of the Current Articles provides that a director of the Company is not personally liable for monetary damages for breach of fiduciary duty, except for liability: (i) for breach of the director's duty of loyalty to the Company or the stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction for which the director derived an improper benefit. Article VIII of the Restated Articles proposes to amend the exceptions to the liability protection to make them consistent with applicable Iowa law.

     INDEMNIFICATION OF DIRECTORS. Article X of the Current Articles provides that the Company is empowered to indemnify directors as permitted by the then applicable law. Article IX of the Restated Articles proposes to amend the indemnification provisions within the Current Articles to make them consistent with applicable Iowa law and also with the standard of personal liability of directors as is proposed by Article VIII of the Restated Articles, as discussed in the preceding section.

     The Board of Directors does not contemplate that the adoption or recommendation of adoption of any amendments to the Current Articles will have any "anti-takeover" effect.

     The Board of Directors has unanimously adopted a resolution recommending the Restated Articles of Incorporation and directed that they should be submitted to the stockholders for their consideration. All shares of Common Stock are entitled to vote on the Restated Articles of Incorporation and a majority of Shares at the Meeting must be voted in favor of the Restated Articles of Incorporation for them to be approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESTATED ARTICLES OF INCORPORATION. A PROXY SOLICITED BY THE BOARD OF DIRECTORS WILL SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

                                 OTHER MATTERS

     The Board, in addition to the Company's Code of Corporate Conduct, has adopted a Code of Ethics applicable to the Company's senior financial officers, including the Company's Chief Executive Officer, Chief Financial Officer, Treasurer, and principal accounting officer or controller, or persons performing similar functions. The Company's Code of Ethics for senior financial officers is available on the Company's website at www.EMCInsurance.com.

     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
           AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2004. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting. Any such proposal will be included in the Proxy Statement for the 2005 Annual Meeting if the rules of the Securities and Exchange Commission are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the Securities and Exchange Commission.

     The Board has implemented a process whereby stockholders may send communications directly to the Board's attention. Any stockholder deciding to communicate with the Board, or one or more specific members thereof, should send their written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50303. The General Counsel of the Company has been instructed by the Board to screen such communication for validation and then promptly forward all such communication to the specified addressee thereof.

April 16, 2004

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DONALD D. KLEMME, Secretary

                                                                      APPENDIX A

                            EMC INSURANCE GROUP INC.
                            AUDIT COMMITTEE CHARTER

                                    PURPOSE

     The purpose of the Audit Committee (the "Committee") of EMC Insurance Group Inc. (the "Company") is to assist the Company's Board of Directors (the "Board") in fulfilling its oversight responsibilities for (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors. The Committee will also prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                                   AUTHORITY

     The Committee shall have the authority granted to it in Article V, Section 3 of the Company's By-Laws. The primary responsibility of the Committee is to oversee the Company's financial controls and reporting processes on behalf of the Board, and to report the results of its activities to the Board. The Committee's responsibilities are set forth more fully below. Management of the Company is responsible for preparing the Company's financial statements, and the external auditors are responsible for auditing those financial statements. The Committee may perform such other duties or activities and may assume such other responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities:

     - Appoint, determine funding for, and oversee the work of the external auditors employed by the Company to conduct the annual audit. The external auditors will report directly to the Committee.

     - Resolve any disagreements between management and the external auditors regarding financial reporting.

     - Pre-approve all audit and permitted non-audit services to be performed by the Company's external auditors.

     - Retain and determine funding for independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.

     - Seek any information it requires from employees -- all of whom are directed to cooperate with the Committee's requests.

     - Meet with Company officers, external auditors, or outside counsel, as necessary.

                                  COMPOSITION

     The Audit Committee will consist of three or more members of the Board of Directors. The full Board will appoint the Committee members and the Committee chair.

     Each Committee member will be both independent and financially literate. At least one member shall be designated as the "Audit Committee financial expert," as defined by applicable rules and regulations.

     No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

                                    MEETINGS

     The Committee will meet at least four times a year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via tele-conference. The Committee will invite members of management, the external auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately with management, with internal auditors and with external auditors. It will also meet periodically in executive session.

     Meetings may occur jointly with meetings of the audit committees of one or more affiliated companies, in which case a chairman of the joint meeting shall be elected by the members of the audit committees in attendance.

     Special meetings may be called by any member of the Committee or by the Chief Executive Officer of the Company at any time circumstances dictate the need, pursuant to the notice provisions set forth in the By-Laws of the Company. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

                                RESPONSIBILITIES

The Committee will have the following responsibilities:

FINANCIAL STATEMENTS

     - Review significant accounting and reporting issues and understand their impact on the financial statements of the Company. These issues include:

      - Complex or unusual transactions

      - Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles

      - Review and approval of all related party transactions, as defined by the National Association of Securities Dealers, Inc. to which the Company is a party

      - The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company

     - Review analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     - Review with management and the external auditors the results of each audit, including any difficulties encountered. This review will include any restrictions on the scope of the external auditor's activities or on access to requested information, and any significant disagreements with management.

     - Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     - Review disclosures and certifications made by the Chief Executive Officer and the Chief Financial Officer in the Company's Forms 10-K and 10-Q concerning controls and procedures for financial reporting.

     - Discuss earnings press releases (particularly use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made).

INTERNAL CONTROL

     - Review any reports prepared by the internal or external auditors regarding the effectiveness of the Company's internal control system, including information technology security and controls.

     - Understand the scope of internal and external auditor reviews of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

INTERNAL AUDIT

     - Review with management and the Chief Audit Officer the charter, plans, activities, staffing and organizational structure of the internal audit function.

     - Ensure there are no unjustified restrictions or limitations placed upon, and review and concur in the appointment, replacement, or dismissal of, the Chief Audit Officer.

     - Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

     - Meet separately with the Chief Audit Officer on a regular basis, to discuss any matters that the Committee or the internal audit department believes should be discussed privately.

EXTERNAL AUDIT

     - Review the external auditor's proposed audit scope and approach, including coordination of audit effort with internal audit.

     - Review the performance of the external auditors. In performing this review, the Committee will:

      - Obtain and review, at least annually, a report by the external auditors describing the firm's internal quality-control procedures

      - Assess the external auditor's independence and review any relationships between the external auditor(s) and the Company

      - Take into account the opinions of management and internal audit

      - Review and evaluate the lead partner of the external auditor

      - Present to the Board its conclusions with respect to the external auditor

     - Ensure the rotation of the lead and concurring audit partners every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

     - Set clear hiring policies for employees or former employees of the external auditors.

     - Meet separately with the external auditors on a regular basis, to discuss any matters that the Committee or the external auditors believe should be discussed privately.

COMPLIANCE

     - Review any reports prepared by internal audit, General Counsel or the external auditors regarding (i) the effectiveness of the Company's system for monitoring compliance with laws and regulations, and/or (ii) the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

     - Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company or its affiliates of concerns regarding questionable accounting or auditing matters.

     - Review the findings of any examinations by regulatory agencies, as well as any auditor observations.

     - Review and discuss with management, the internal auditors, and the external auditors the adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's Code of Corporate Conduct and Code of Ethics.

     - Obtain regular updates from management and the Company's legal counsel regarding compliance matters.

REPORTING RESPONSIBILITIES

     - Report regularly to the Board of Directors about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's external auditors, and the performance of the internal audit function.

     - Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

     - Report annually to the stockholders, describing the Committee's composition, its responsibilities and how they were discharged, and any other information required by regulation or rule, including approval of non-audit services.

     - Review any other reports the Company issues that relate to Committee responsibilities.

OTHER RESPONSIBILITIES

     - Discuss with management the Company's major policies with respect to risk assessment and risk management.

     - Perform other activities related to this Charter as requested by the Board of Directors.

     - Institute and oversee special investigations as needed.

     - Maintain financial literacy through formal seminars, self-study programs or professional experience.

     - Review and assess the adequacy of this Committee Charter annually (to the extent such function is not delegated to and performed by Employers Mutual Casualty Company's Corporate Governance and Nominating Committee), request Board approval for proposed changes, and ensure that appropriate disclosures have been made, as may be required by law or regulation.

     - Confirm annually that all responsibilities outlined in this Charter have been carried out.

                                                                      APPENDIX B

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            EMC INSURANCE GROUP INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation.

     1. The name of the corporation is: EMC Insurance Group Inc.

     2. The following is the text of the Restated Articles of Incorporation:

                                   ARTICLE I.

     The name of the corporation is EMC Insurance Group Inc.

                                  ARTICLE II.

     The period of its duration is perpetual.

                                  ARTICLE III.

     The location of the corporation's principal place of business is in Polk County, Iowa. As of the filing date of these Restated Articles of Incorporation, the location of the corporation's principal place of business is 717 Mulberry Street, Des Moines, Iowa 50309. The principal place of business may be changed hereafter to any other location in Polk County, Iowa, without further amendment of these Restated Articles of Incorporation.

                                  ARTICLE IV.

     The purposes and objectives for which the corporation is organized are the transaction of any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act (Chapter 490, Code of Iowa 2003, and successor statutory provisions).

                                   ARTICLE V.

     The aggregate number of shares that the corporation is authorized to issue is twenty million (20,000,000) shares of common stock at a par value of one dollar ($l.00) per share.

     At all meetings of the shareholders, each holder of common stock shall be entitled to one vote for each share of stock held by such holder. The holders of the shares of common stock shall be entitled to receive the net assets of the corporation upon dissolution.

     The shareholders shall have no preemptive right to acquire unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

                                  ARTICLE VI.

     Private property of the shareholders of this corporation shall be exempt from corporate liability.

                                  ARTICLE VII.

     The business and affairs of this corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twelve (12) members, with the actual number of members set forth in, or determined in accordance with the procedures prescribed in, the Bylaws of the corporation.

                                 ARTICLE VIII.

     A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any statement of facts existing at or prior to the time of such repeal or modification.

                                  ARTICLE IX.

     The corporation shall indemnify a director for liability (as such term is defined in section 490.850(5) of the Iowa Business Corporation Act) to any person for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) receipt of a financial benefit by a director to which the director is not entitled: (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of section
490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. Without limiting the foregoing, the corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. If the Iowa Business Corporation Act is hereafter amended to authorize broader indemnification, then the indemnification obligations of the corporation shall be deemed amended automatically and without any further action to require indemnification and advancement of funds to pay for or reimburse expenses of its directors and officers to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any indemnification obligations of the corporation with respect to any statement of facts existing at or prior to the time of such repeal or modification.

                                   ARTICLE X.

     A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

     3. The duly adopted Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

     4. The Restated Articles of Incorporation amend the Articles of Incorporation in a manner requiring shareholder approval. The Restated Articles of Incorporation were approved by the shareholders in the manner required by the Iowa Business Corporation Act and by the Articles of Incorporation.

     The effective date and time of this document is the time of filing on the date it is filed.

                                          EMC INSURANCE GROUP INC.

                                          By:
                                          --------------------------------------
                                                      Bruce G. Kelley
                                               President and Chief Executive
                                                           Officer

                                          By:
                                            ------------------------------------
                                                      Donald D. Klemme
                                            Senior Vice President and Secretary

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposals 1, 2 and 3.


                                        Please sign exactly as your name
                                        appears.  When shares are held by joint
                                        tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership name by authorized person.

                                        DATE:___________________________,2004.

                                        ______________________________________
                                        Signature

                                        ______________________________________
                                        Signature if held jointly

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY.  USING THE
                                        ENCLOSED ENVELOPE.

                            EMC INSURANCE GROUP INC.
                             PROXY FOR COMMON STOCK
                  ANNUAL MEETING OF STOCKHOLDERS-MAY 21, 2004
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce G. Kelley and George W. Kochheiser, or either of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of EMC Insurance Group Inc. held of record by the undersigned on April 2, 2004 at the Annual Meeting of Stockholders to be held on May 21, 2004 or any adjournment thereof.

 1. ELECTION OF DIRECTORS [] FOR all nominees listed below [] WITHHOLD AUTHORITY
                             (except as marked to the         to vote for all
                              contrary below)                 nominees listed
                                                              below

Margaret A. Ball, George C. Carpenter III, David J. Fisher, Bruce G. Kelley, George W. Kochheiser, Raymond A Michel, Fredrick A. Schiek, Joanne L. Stockdale

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that name on the space provided below.)

________________________________________________________________________________

 2. PROPOSAL TO RATIFY RESTATED ARTICLES OF INCORPORATION
             []FOR          []AGAINST          []ABSTAIN

 3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.
             []FOR          []AGAINST          []ABSTAIN

 4. OTHER BUSINESS in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.